Exhibit 99.1

Warburg Pincus Capital Corporation I-B Announces the Separate Trading of its Class A Ordinary Shares and Warrants Commencing April 26, 2021

NEW YORK, April 23, 2021 (GLOBE NEWSWIRE)— Warburg Pincus Capital Corporation I-B (NYSE: WPCB.U) (the “Company”) announced that, commencing April 26, 2021, holders of the units sold in the Company’s initial public offering, completed on March 9, 2021, may elect to separately trade the Class A ordinary shares and warrants included in the units. Any units not separated will continue to trade on the New York Stock Exchange (the “NYSE”) under the symbol “WPCB.U,” and the Class A ordinary shares and warrants that are separated will trade on the NYSE under the symbols “WPCB” and “WPCB WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and redeemable warrants.

The units were initially offered by the Company in an underwritten offering. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Evercore Group LLC acted as joint bookrunners for the offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on March 4, 2021.

The offering was made by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from: Citigroup Global Markets Inc., Attention: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 800-831-9146, from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com, or from Evercore Group L.L.C., Attn: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, by phone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Warburg Pincus Capital Corporation I-B

Warburg Pincus Capital Corporation I-B is a newly organized, blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company will not be limited to a particular industry or geographic region. The sponsor of the Company is an affiliate of Warburg Pincus LLC (“Warburg Pincus”).

The Company intends to identify a target with strong fundamental growth that could benefit from Warburg Pincus’ longstanding experience, global presence, domain expertise, operational support and extensive networks and that presents potential for an attractive risk-adjusted return profile.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Kerrie Cohen, Warburg Pincus

Kerrie.cohen@warburgpincus.com

917-887-9184